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                                                                       EXECUTION

                               AMENDMENT NO. 6 TO
                           LOAN AND SECURITY AGREEMENT

     THIS AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT ("Amendment No. 6"), dated as of January 4, 2002, is by and among The Doe Run Resources Corporation, a New York corporation ("Doe Run"), Fabricated Products, Inc., a Delaware corporation ("Fabricated Products", and together with Doe Run, collectively, "Borrowers") and Congress Financial Corporation, a Delaware corporation ("Lender").

                              W I T N E S S E T H:

     WHEREAS, Lender has entered into financing arrangements with Borrowers pursuant to which Lender has made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated March 12, 1998, by and among Lender and Borrowers, as amended pursuant to Amendment No. 1 to Loan and Security Agreement, dated September 1, 1998, Amendment No. 2 to Loan and Security Agreement, dated as of January 13, 1999, Amendment No. 3 to Loan and Security Agreement, dated as of February 1, 1999, Amendment No. 4 to Loan and Security Agreement, dated as of June 11, 1999, and Amendment No. 5 to Loan and Security Agreement, dated January 26, 2001 (as further amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

     WHEREAS, The Renco Group, Inc., a New York corporation ("Renco Group") is pledging certain cash collateral to Lender to secure the obligations of Borrowers to Lender pursuant to the Financing Agreements;

     WHEREAS, Borrowers and Renco Group have requested that Lender make additional loans available to Borrowers based on such cash collateral secured by it as well as all of the other collateral granted to Lender;

     WHEREAS, subject to the terms and conditions contained herein, in the Loan Agreement and in the other Financing Agreements, Lender is willing to make additional loans available to Borrowers based on the amount of such cash collateral from time to time held by Lender in accordance with the terms of the Renco Cash Collateral Agreement (as defined below);

     WHEREAS, in addition to pledging cash collateral to Lender, Renco Group is also guaranteeing certain obligations of Borrower to Lender as set forth in the Renco Guarantee (as defined below); and

     WHEREAS, in connection with such additional loans to be made available to Borrowers

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and the Renco Guarantee, Borrowers have requested that Lender agree to certain amendments to the Loan Agreement and Lender is willing to agree to such amendments, subject to the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. DEFINITIONS.

     8.1 ADDITIONAL DEFINITIONS. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, each of the following definitions:

        (a) "AMENDMENT NO. 6" shall mean this Amendment No. 6 to Loan and Security Agreement by and among Borrowers and Lender, as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced.

        (b) "EXISTING DEFAULTS" shall mean, collectively, any Event of Default arising under the Loan Agreement as a result of the failure of Borrowers to maintain Consolidated Net Worth in the amounts required under Section 6.10 thereof for the period through and including February 27, 2002, and the failure of Borrowers to maintain the EBITDA in the amounts required under Section 6.24 thereof for the period through and including February 27, 2002.

        (c) "RENCO CASH COLLATERAL" shall mean, at any time and from time to time the cash collateral delivered in immediately available funds by Renco Group to and held by Lender to secure the Obligations pursuant to and in accordance with the terms of the Renco Cash Collateral Agreement to the extent that there are no limitations or restrictions on the rights of Lender with respect to such cash collateral.

        (d) "RENCO CASH COLLATERAL AGREEMENT" shall mean the Cash Collateral Pledge Agreement, dated of even date herewith, by and between Renco Group and Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

        (e) "RENCO GUARANTEE" shall mean the Limited Guarantee, dated of even date herewith, by Renco Group in favor of Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

        (f) "SUPPLEMENTAL LOANS" shall mean the loans hereafter made by Lender to or for the benefit of Borrowers on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2 of this Amendment No. 6.

        (g) "SUPPLEMENTAL LOAN LIMIT" shall mean $5,000,000.

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        (h) "SUPPLEMENTAL LOAN TERMINATION DATE" shall mean the earlier of: the date that Lender is not holding any Renco Cash Collateral pursuant to and in accordance with the terms of the Renco Cash Collateral Agreement or any such Renco Cash Collateral is subject to any claim or limitation or restriction with respect to the rights of Lender, or the date an Event of Default or any act, condition or event which with notice or passage of time or both should constitute an Event of Default exists or has occurred and is continuing or the effective date of any termination or non-renewal of the Financing Agreements.

     1.2   AMENDMENT TO DEFINITIONS.

        (a) All references to the term "Financing Agreements" in the Loan Agreement shall be deemed and each such reference is hereby amended to include, in a addition and not in limitation, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): this Amendment No. 6, the Renco Guarantee, the Renco Cash Collateral Agreement, and all other agreements documents and instruments at any time executed and/or delivered by any Borrower or any other person in connection with any of the foregoing.

        (b) All references to the term "Interest Rate" herein, in the Loan Agreement and in any of the other Financing Agreements shall be amended such that: the reference to "three-quarters (3/4%)" shall be deleted and replaced with "one (1%)" and the reference to "two and three quarters (2 3/4%)" shall be deleted and replaced with the "three (3%)".

        (c) All references to the term "Loans" herein, in the Loan Agreement and in any of the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the Supplemental Loans.

        (d) All references to the term "Maximum Credit" herein, in the Loan Agreement and in any of the other Financing Agreements shall be deemed and each such reference is hereby amended to mean "75,000,000."

        (e) All references to the term "Obligations" herein, in the Loan Agreement and in any of the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the obligations of Borrowers to Lender arising pursuant to or in connection with the Supplemental Loans, including principal, interest, fees, costs expenses and other charges in respect thereof.

     1.3 INTERPRETATION. For purposes of this Amendment, all terms used herein, including but not limited to, those terms used or defined in the recitals hereto shall have the respective meanings assigned thereto in the Loan Agreement.

Section 2. SUPPLEMENTAL LOANS.

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     2.1   In addition to the Loans which may be made by Lender to Borrowers pursuant to Sections 2.1 and 2.2 of the Loan Agreement, on or after the date hereof, upon the request of Borrowers made at any time after the date hereof and prior to the Supplemental Loan Termination Date, and subject to and upon the terms and conditions contained herein and in the Loan Agreement and the other Financing Agreements, Lender agrees to make the Supplemental Loans to Borrowers from time to time prior to the Supplemental Loan Termination Date in an amount requested by Borrowers, up to the amount outstanding at any one time equal to the Supplemental Loan Limit.

     2.2 Except in Lender's discretion, Borrowers shall not have any right to request, and Lender shall not make, any Supplemental Loans in excess of the Supplemental Loan Limit or at any time on or after the Supplemental Loan Termination Date.

     2.3 Without limiting any other rights of Lender under the Loan Agreement or otherwise, Lender may, at its option, apply any payments it receives from Borrowers (whether identified as payments of the Supplemental Loans or otherwise) to any of the Obligations (including Loans other than the Supplemental Loans or any other Obligations) in such order and manner as Lender may determine. The Supplemental Loans shall be secured by all of the Collateral.

     2.4 All interest charges related to the Supplemental Loans shall be computed as provided in the Financing Agreements and paid monthly to Lender on the first day of each calendar month for the preceding month's calendar interest, or at Lender's option, charged to Borrowers' account(s) maintained by Lender as of the first day of each calendar month and deemed paid by the first amounts subsequently credited thereto.

     2.5 Notwithstanding anything to the contrary contained herein or in the Loan Agreement or the other Financing Agreements, unless sooner demanded by Lender in accordance with the terms of the Loan Agreement or the other Financing Agreements, each Borrower further agrees that all outstanding and unpaid Obligations arising pursuant to the Supplemental Loans (including without limitation, principal, interest, fees, costs, expenses and other charges in respect thereof payable by Borrowers to Lender) shall automatically, without notice or demand, be absolutely and unconditionally due and payable and Borrowers shall pay to Lender in immediately available funds all such Obligations on the Supplemental Loan Termination Date PROVIDED, THAT, except as Lender may otherwise agree, Borrowers may only use proceeds of any Loans or Collateral to repay the Obligations arising pursuant to the Supplemental Loans if each of the following conditions is satisfied as determined by Lender: as of such date, Excess Availability shall be not less than $1,000,000 after giving effect to such payment, for each of the ninety (90) consecutive days immediately prior to such date, Excess Availability shall have been not less than $1,000,000, and as of such date and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing including, any of the Existing Defaults. Such Obligations shall be due and owing on the Supplemental Loan Termination Date regardless of whether Borrowers are permitted to make payments in respect to such Obligations in accordance with the previous sentence. Interest shall accrue and be due, until and including the

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next Business Day, if the amount paid by Borrowers to the bank account designated by Lender for such purpose is received in such bank account later than 11:00 a.m., New York City time.

     2.6 Each Borrower acknowledges and agrees that, notwithstanding anything to the contrary contained in the Loan Agreement or the Financing Agreements, the failure of Borrowers to pay all of such Obligations arising pursuant to the Supplemental Loans on or before the Supplemental Loan Termination Date, shall constitute an Event of Default regardless of whether Borrowers are permitted to make payments in respect of such Obligations in accordance with Section 2.5 hereof. Without limiting any other rights of Lender with respect to the establishment of reserves or otherwise, each Borrower acknowledges that Lender may from time to time, at its option, establish reserves in the amount equal to the then accrued and unpaid interest in respect of the Supplemental Loans.

     2.7 Each Borrower acknowledges and agrees that, in the event that after the payment of any of the Obligations arising pursuant to the Supplemental Loans, Lender determines that the conditions for such payment set forth in
Section 2.5 above were not satisfied, such Obligations arising pursuant to the Supplemental Loans shall be reinstated and continue as if any such payment had not been received.

Section 3. AMENDMENTS.

     3.1 LOANS. Section 2.1(b) of the Loan Agreement is hereby amended to delete the reference to the figure "$50,000,000" contained therein and substitute the following therefor: "$35,000,000".

     3.2 RESERVES. Section 2.4(b) of the Loan Agreement is hereby amended to add a new provision to the end of such section as follows:

           "; PROVIDED THAT such amount shall be reduced to $3,000,000 on the date hereof for the period through and including February 14, 2002, and shall increase by $750,000 on each of February 15, 2002 and March 1, 2002 and shall increase by $500,000 on March 15, 2002 and shall be $5,000,000 at all times on and after March 15, 2002."

Section 4. REPRESENTATIONS, WARRANTIES AND COVENANTS. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers to Lender pursuant to the other Financing Agreements, each of Borrowers, jointly and severally, hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

     4.1 This Amendment has been duly executed and delivered by Borrowers and is in full force and effect as of the date hereof and the agreements and obligations of Borrowers contained herein constitute legal, valid and binding obligations of Borrowers enforceable against

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Borrowers in accordance with their respective terms.

     4.2 In addition to all other terms, conditions and provisions set forth in the other Financing Agreements, as soon as possible, but in any event, by no later than January 31, 2002, Borrowers shall deliver or cause to be delivered to Lender, each in form and substance reasonably satisfactory to Lender, original Deposit Account Control Agreements in favor of Lender with respect to each of Borrowers deposit accounts listed on Exhibit A hereto, each duly authorized, executed and delivered by such Borrower and the financial institution which maintains such deposit account for such Borrower.

     4.3 In addition to all other terms, conditions and provisions set forth in the other Financing Agreements, on February 28, 2002, Borrowers shall deliver or cause to be delivered to Lender, in form and substance satisfactory to Lender, the form of certificate attached as Exhibit B hereto, duly authorized, executed and delivered by Borrowers.

     4.4 No Event of Default or act, condition or event, which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing other than the Existing Defaults.

Section 5. ADDITIONAL EVENTS OF DEFAULT. The parties hereto acknowledge, confirm and agree that the failure of Borrowers to comply with the representations, warranties, covenants, conditions and agreements contained herein shall constitute an Event of Default under the Financing Agreements. In addition, any or all of the following shall constitute an Event of Default under the Financing
Agreements: (a) the Renco Guarantee or the Renco Cash Collateral Agreement ceases to be in full force and effect or shall be void or invalid or the validity thereof shall be contested by Renco Group or Borrowers, or (b) Renco Group fails to perform any of the terms, covenants, conditions or provisions of the Renco Guarantee or the Renco Cash Collateral Agreement or any other agreement of such party in favor of Lender in connection with the financing arrangements between Borrowers and Lender, or (c) Renco Group fails to honor any demand for payment thereunder in accordance with its terms, or deny it has any further liability or obligation thereunder or shall revoke, terminate, or purport to revoke or terminate the Renco Guarantee or the Renco Cash Collateral Agreement or (d) any injunctive relief or restraining order is sought or granted which does or would, if granted limit or impair the right of Lender to receive payment under the Renco Guarantee or the Renco Cash Collateral Agreement in accordance with the terms thereof or retain any funds drawn or paid thereunder or (e) any limitation or restriction on the rights of Lender with respect to the Renco Cash Collateral exists or has occurred or (f) Borrowers fail to deliver to Lender the certificate described in Section 4.3 hereof by no later than the close of business on February 28, 2002.

Section 6. CONDITIONS PRECEDENT. The effectiveness of the terms and conditions contained herein shall be subject to the satisfaction of each of the following conditions, in form and substance satisfactory to Lender:

     6.1 Lender shall have received the Renco Guarantee, duly authorized, executed and

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delivered by Renco Group;

     6.2 Lender shall have received the Renco Cash Collateral Agreement by Renco Group in favor of Lender, duly authorized, executed and delivered by Renco Group;

     6.3 Lender shall have received not less than $5,000,000 of Renco Cash Collateral in accordance with the terms of the Renco Cash Collateral Agreement;

     6.4 Lender shall have received evidence that all corporate proceedings with respect to the Renco Cash Collateral Pledge Agreement and the Renco Guarantee have been taken by Renco Group and such agreements are duly authorized, executed and delivered by Renco Group, including an opinion letter from counsel to Renco Group;

     6.5 Lender shall have received an original of this Amendment No. 6, duly authorized, executed and delivered by Borrowers and Renco Group to Lender;

     6.6 Lender shall have received all consents of participants required for the amendments provided for herein;

     6.7   Lender shall have received the fee referred to in Section 7 hereof;
and

     6.8 no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing on the date hereof after giving effect to the amendment to the Loan Agreement made by the provisions of this Amendment No. 6 other than the Existing Defaults.

Section 7. AMENDMENT FEE. In consideration of the amendments set forth herein, Borrowers shall on the date hereof, pay to Lender, and Lender may, at its option, charge the account of Borrowers maintained by Lender, a fee in the amount of $100,000, which fee shall constitute part of the Obligations and is fully earned as of the date hereof.

Section 8. WAIVER OF EVENTS OF DEFAULT.

     8.1 Subject to the terms and conditions contained herein, Lender hereby waives any Event of Default arising under the Loan Agreement as a result of the Existing Defaults for the period from the date hereof through and including February 27, 2002; PROVIDED, THAT, such waiver shall automatically and without further action by the parties hereto be deemed rescinded and terminated and of no force and effect on and after February 28, 2002, except as Lender may otherwise expressly agree in writing, it being understood and agreed that the effect of such recission and termination shall be to permit Lender to exercise its rights and remedies in accordance with the terms of the Loan Agreement with respect to the Existing Defaults immediately on February 28, 2002 without any further notice or passage of time.

     8.2 Lender has not waived and is not by this Amendment waiving, and has no present

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intention of waiving, any other Events of Default, which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof (other than the Existing
Defaults), whether the same or similar to the Existing Defaults or otherwise. Lender reserves the right, in its discretion, to exercise any or all of its or their rights and remedies arising under the Financing Agreements applicable or otherwise, as a result of any other Events of Default which may have occurred prior to the date hereof, or are continuing on the date hereof, or any Event of Default which may occur after the date hereof (other than the Existing
Defaults), whether the same or similar to the Event of Default described above or otherwise, including any Events of Default pursuant to the failure of Borrowers to comply with Sections 6.10 and 6.24 of the Loan Agreement at any time after February 27, 2002 as a result of the recession and termination of the waiver provided for in Section 8.1 above. Nothing contained herein shall be construed as a waiver of the failure of Borrowers to comply with such sections after such date.

Section 9. MISCELLANEOUS.

     9.1 EFFECT OF THIS AMENDMENT. Except as modified pursuant hereto, no other waivers, changes or modifications to the Financing Agreements are intended or implied, and in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of effective date hereof. Any acknowledgment or waiver contained herein shall not be construed to constitute a waiver to any other or further action by Borrowers or to entitle Borrowers to any other waiver. The Loan Agreement and this Amendment No. 6 shall be read and construed as one agreement. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment No. 6 shall control.

     9.2 FURTHER ASSURANCES. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary to effectuate the provisions and purposes of this Amendment No. 6.

     9.3 GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York without regard to principals of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the State of New York.

     9.4 BINDING EFFECT. This Amendment No. 6 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     9.5 COUNTERPARTS. This Amendment No. 6 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 6, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to be duly executed and delivered by their authorized officers as of the date and year first above written.

                                  CONGRESS FINANCIAL CORPORATION

                                  By:

                                  Title:

                                  THE DOE RUN RESOURCES
                                   CORPORATION

                                  By:

                                  Title:

                                  FABRICATED PRODUCTS, INC.

                                  By:

                                  Title:

ACKNOWLEDGED:

THE RENCO GROUP, INC.

By:
   -------------------------------

Title:
      ----------------------------   ---------------

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                                    EXHIBIT A
                                       TO
                                 AMENDMENT NO. 6

                       LIST OF BORROWERS' DEPOSIT ACCOUNTS

                               [See attached list]

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                                    EXHIBIT B
                                       TO
                                 AMENDMENT NO. 6

                        [Form of Section 4.3 Certificate]

     I, the ____________ of The Doe Run Resources Corporation and Fabricated Products, Inc., hereby certify to Congress Financial Corporation that as of February 28, 2002, no Event of Default exists or has occurred and is continuing [other than {describe any existing default}]. The undersigned acknowledges that the Loans and Letter of Credit Accommodations by Lender to Borrowers are based upon Lender's reliance on the information contained herein.

     All capitalized terms used in this Certificate shall have the meaning assigned to them in the Loan and Security Agreement, dated as of March 12, 1998, by and among The Doe Run Resources Corporation, Fabricated Products, Inc. and Congress Financial Corporation

                                  THE DOE RUN RESOURCES
                                   CORPORATION

                                  By:

                                  Title:

                                  FABRICATED PRODUCTS, INC.

                                  By:

                                  Title:

STATE OF _________ )
                   ) ss.:
COUNTY OF ________ )

     On this ____ day of __________, 2002, before me personally came _____________________, to me known, who stated that he is the
____________________ of THE DOE RUN RESOURCES CORPORATION and the _____________ of FABRICATED PRODUCTS, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                       ------------------
                                       Notary Public

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